Exhibit 99.1
Revlon Announces Proposed Offering of Senior Secured Notes
NEW YORK, November 9, 2009 — Revlon, Inc. (NYSE: REV) announced today that its wholly-owned operating subsidiary, Revlon Consumer Products Corporation (“RCPC”), intends to offer $330 million aggregate principal amount of senior secured notes due 2015 (the “notes”), subject to market and other customary conditions. It is expected that the notes will be guaranteed by Revlon, Inc. and RCPC’s domestic subsidiaries, which also currently guarantee RCPC’s bank term loan agreement and bank revolver agreement, and that the notes and the related guarantees will be secured, subject to certain exceptions, by liens on the same collateral that secures RCPC’s bank term loan agreement on a second priority basis and liens on the same collateral that currently secures RCPC’s bank revolver agreement on a third-priority basis, subject to certain exceptions.
RCPC intends to use the net proceeds from the offering, together with other cash, to: (i) pay the total tender offer consideration in connection with RCPC’s previously-announced cash tender offer to purchase any and all of the $340.5 million outstanding aggregate principal amount of its 9 1/2% Senior Notes due April 2011 (the “9 1/2% Senior Notes”); and (ii) pay the applicable premium and accrued interest, along with related fees and expenses, on any 9 1/2% Senior Notes that may be subsequently redeemed by RCPC following the tender offer.
The notes and the related guarantees will be offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in compliance with Regulation S under the Securities Act. The notes and the related guarantees will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities mentioned in this press release in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
About Revlon
Revlon is a worldwide cosmetics, hair color, beauty tools, fragrances, skincare, anti-perspirants/deodorants and beauty care products company. The Company’s vision is to provide glamour, excitement and innovation to consumers through high-quality products at affordable prices. Websites featuring current product and promotional information can be reached at www.revlon.com, www.almay.com and www.mitchumman.com. Corporate and investor relations information can be accessed at www.revloninc.com. The Company’s brands, which are sold worldwide, include Revlon®, Almay®, ColorSilk®, Mitchum®, Charlie®, Gatineau® and Ultima II®.

Forward-Looking Statements
Statements made in this press release, which are not historical facts, including statements about the plans of Revlon, Inc. and RCPC (together, the “Company”) and their strategies, focus, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic, industry or cosmetics category conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the issuance of this press release. Such forward-looking statements include, without limitation, the Company’s beliefs, expectations, focus and/or plans regarding future events, including RCPC’s plans to conduct the proposed offering of the notes and related guarantees to refinance all of the $340.5 million outstanding aggregate principal amount of its 9 1/2% Senior Notes and to: (i) pay the total tender offer consideration in connection with its previously-announced tender offer; and (ii) pay the applicable premium and accrued interest, along with related fees and expenses, on any 9 1/2% Senior Notes that may be subsequently redeemed by RCPC following the tender offer. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC during 2009 (which may be viewed on the SEC’s website at http://www.sec.gov or on Revlon, Inc.’s website at http://www.revloninc.com), as well as reasons including difficulties, delays, unexpected costs or the inability of RCPC to consummate the proposed offering of the notes and the related guarantees or to refinance all of the $340.5 million outstanding aggregate principal amount of its 9 1/2% Senior Notes. Factors other than those referred to above could also cause the Company’s results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, the Company’s websites or other websites referenced herein shall not be incorporated by reference into this release.
Contacts
Revlon, Inc.
Steven Berns, +1-212-527-5181
Executive Vice President and Chief Financial Officer

Source: Revlon, Inc.